                                                                    EXHIBIT 99.3

UNAUDITED FINANCIAL STATEMENTS OF HEALTHCALC.NET, INC. AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004.

HEALTHCALC.NET, INC.

BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004

                                                            2005         2004
                                                          ---------    ---------
                                                          Unaudited
ASSETS
CURRENT ASSETS
     Cash                                                 $  72,192    $ 234,045
     Trade accounts receivable, less allowances of $0       157,155      122,171
     Prepaid expenses and other                                  --        2,495
                                                          ---------    ---------
                 Total current assets                       229,347      358,711

PROPERTY AND EQUIPMENT, net                                  56,540       38,559
                                                          ---------    ---------
                                                          $ 285,887    $ 397,270
                                                          =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Trade accounts payable                               $  41,072    $  96,825
     Other accrued liabilities                                   --       60,649
     Line of credit                                          27,128       29,452
     Deferred revenue                                        72,552      239,093
                                                          ---------    ---------
                 Total current liabilities                  140,752      426,019

COMMITMENTS & CONTINGENCIES                                      --           --

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $0.01 par value; 1,000,000 shares
          authorized; 500,000 shares issued and 450,000
          shares outstanding                                  5,000        5,000
     Accumulated earnings (deficit)                         140,635      (33,249)
     Treasury stock, 50,000 shares at cost                     (500)        (500)
                                                          ---------    ---------
                                                            145,135      (28,749)
                                                          ---------    ---------
                                                          $ 285,887    $ 397,270
                                                          =========    =========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                     2005           2004
                                                 -----------    -----------
REVENUE                                          $ 1,816,821    $ 1,151,335

COSTS OF REVENUE                                     447,864        307,547
                                                 -----------    -----------
                                                   1,368,957        843,788
GROSS PROFIT

OPERATING EXPENSES
     Salaries                                        877,812        629,411
     Other selling, general and administrative       314,166        179,036
                                                 -----------    -----------
                                                   1,191,978        808,447
                                                 -----------    -----------
OPERATING INCOME                                     176,979         35,341

OTHER INCOME (EXPENSE)
     Interest expense                                 (3,095)        (3,815)
     Other                                                --          6,113
                                                 -----------    -----------
EARNINGS BEFORE INCOME TAXES                         173,884         37,639

INCOME TAX EXPENSE (BENEFIT)                              --             --
                                                 -----------    -----------
NET EARNINGS                                     $   173,884    $    37,639
                                                 ===========    ===========

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                 2005         2004
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                               $ 173,884    $  37,639
   Adjustment to reconcile net earnings to net cash used in
     operating activities:
            Depreciation                                         11,290        9,175
            Change in assets and liabilities:
                 Trade accounts receivable                      (34,984)      31,230
                 Prepaid expenses and other                       2,495        6,316
                 Trade accounts payable                         (55,753)    (286,023)
                 Other accrued liabilities                      (60,649)      (1,290)
                 Deferred revenue                              (166,541)       2,815
                                                              ---------    ---------
                     Net cash used in operating activities     (130,258)    (200,138)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                        (29,271)      (5,541)
                                                              ---------    ---------
                     Net cash used in investing activities      (29,271)      (5,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayments under line of credit                         (2,324)      (1,889)
                                                              ---------    ---------
                     Net cash used in financing activities       (2,324)      (1,889)
                                                              ---------    ---------

NET DECREASE IN CASH                                           (161,853)    (207,568)

CASH AT BEGINNING OF YEAR                                       234,045      239,290
                                                              ---------    ---------
CASH AT END OF YEAR                                           $  72,192    $  31,722
                                                              =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION:

            Cash paid for interest                            $   3,095    $   3,815

The accompanying notes are an integral part of these financial statements.

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - HealthCalc.Net, Inc. (the "Company"), is a leading provider of web-based fitness, health management and wellness programs to corporations, health care organizations, physicians and athletic/fitness centers. The Company's web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. The web-based platform allows individuals to take periodic online health assessments, track daily exercise results, receive online health coaching and obtain access to the latest health information and education in an internet-based environment.

      The Company is a Subchapter S corporation organized under the laws of the State of Texas.

      Basis of Presentation - The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited December 31, 2004 Financial Statements and related notes of HealthCalc.Net, Inc., which are an integral part of the unaudited interim financial statements. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair presentation of such statements. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

      Advertising - The Company expenses advertising costs as they are incurred. Advertising expense for the period ended September 30, 2005 and 2004 was $29,187 and $11,998, respectively.

      Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation using Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148. The exercise price of options granted under the stock option plan (Note 4) is equal to the market price of the underlying stock on the date of grant. Therefore, no compensation cost was recorded under APB No. 25.

      If the company had determined compensation cost for the stock-based compensation plan in accordance with the fair value method prescribed by SFAS No. 123, proforma net income for the nine months ended September 30, 2005 and 2004 would have been as follows:

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                2005         2004
                                             ---------    ---------
Net income, as reported                      $ 173,884    $  37,639
Stock-based employee compensation expense,
   net of related tax effects                   (2,358)      (2,115)
                                             ---------    ---------

Net income, proforma                         $ 171,526    $  35,524
                                             =========    =========

      The weighted average fair value of options granted during 2005 and 2004 was $0.17 and $0.05, respectively. The fair of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following assumptions:

                             2005       2004
                           --------  -----------
Risk free rate of return      3.10%  0.93%-1.20%
Expected life of option    6 years      6 years
Expected volatility            N/A          N/A
Dividend yield                None         None

2.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at September 30, 2005 and December 31, 2004:

                                  Useful
                                   Life      2005      2004
                                 -------   -------   -------
Computer equipment               5 years   $74,630   $60,288
Office furniture                 5 years    20,994     6,065
                                           -------   -------
                                            95,624    66,353
Less accumulated depreciation               39,084    27,794
                                           -------   -------
                                           $56,540   $38,559
                                           =======   =======

3.    FINANCING

      The Company maintains two lines of credit totaling $129,000 with Wells Fargo Bank N.A to provide the Company with general working capital. The lines of credit bear interest at 14.50%. The Company is required to make minimum monthly payments as determined by Wells Fargo.

      Line of credit balances at September 30, 2005 and December 31, 2004 are as follows:

                           2005      2004
                        --------   --------
Wells Fargo Bank N.A.   $ 27,128   $ 29,452
                        ========   ========

HEALTHCALC.NET, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

4.    EQUITY

      Stock Options - The Company maintains a stock option plan for the benefit of certain eligible employees of the Company. Generally, the options outstanding are granted at prices equal to the market value of the stock on the date of grant, vest on a straight line basis over five years and expire six years from the date of grant.

      At September 30, 2005 and 2004, the Company had outstanding stock options totaling 100,700 and 93,950, respectively, with a weighted average exercise price of $1.00 per share for each period. At September 30, 2005 and 2004, 57,050 and 38,260 option shares were exerciseable at a weighted average exercise price of $1.00 per share.

5.    SIGNIFICANT CUSTOMER RELATIONSHIP

      At September 30, 2005 and 2004, the Company had two customers that each provided more than 10% of its total revenue. On a combined basis, these customers provided approximately 44% of total revenues for each period. The services provided to these customers include web-based technology services and on-site biometric screening services.

6.    RELATED PARTY TRANSACTION

      For the nine months ended September 30, 2004, the Company recorded management fee revenue of $17,500 related to payments received from E2 Consulting, L.L.C., a Texas limited liability company, whose principal business activities involve the maintenance and support of a desktop version of the Company's web-based software tools. Such management fee revenue was for technical consulting and development services provided by the Company. The principal owners of the Company are also the principal owners of E2 Consulting. No such management fee income was recorded by the Company for the nine months ended September 30, 2005.

7.    SUBSEQUENT EVENTS

      On December 23, 2005, Health Fitness Corporation (HFC) acquired all of the outstanding capital stock of the Company for $6 million in cash and stock with the potential for additional amounts to be paid under an earn-out provision based upon the Company achieving certain revenue objectives for calendar year 2006. Immediately prior to HFC's acquisition of the Company, E2 Consulting, L.L.C. (described more in note 6 above) was merged with and into the Company in exchange for $70,000.